Exhibit 99.5


         DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE
          FILING AND ASSIGNMENT OF LEASES, RENTS, AND SECURITY DEPOSITS
                           (MATTHEWS, NORTH CAROLINA)


         DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING AND ASSIGNMENT OF LEASES, RENTS, AND SECURITY DEPOSITS (MATTHEWS, NORTH CAROLINA), dated as of February __, 2002 (together with all amendments and supplements, this Security Instrument), is made by SHELBOURNE PROPERTIES II L.P., a Delaware limited partnership, as successor by merger to High Equity Partners L.P.-Series 86, a Delaware limited partnership (Borrower), having its principal office at c/o Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022-6030, to Chicago Title Insurance, a Missouri corporation as Trustee (Trustee), having an address at One Exchange Plaza, Raleigh, North Carolina, 27602, for the benefit of SHELBOURNE MANAGEMENT LLC, a Delaware limited liability company, having an address at c/o NorthStar Capital Investment Corp., 527 Madison Avenue, 16th Floor, New York, New York 10022 (together with its successors and assigns, Lender).

                                    RECITALS

         WHEREAS, Borrower is the owner of (i) the real property commonly known as 10400 E. Independence Blvd. located in the City of Matthews, County of Mecklenburg and State of North Carolina such ownership interest being comprised of a fee simple interest in the land described in Exhibit A attached hereto and made a part hereof (the Land) and (ii) title to the Improvements (as hereinafter defined); and

         WHEREAS, pursuant to a Secured Promissory Note (together with all amendments, replacements and supplements, the Note), dated the date hereof, made by Borrower in favor of Lender has agreed to make a loan (the Loan) in the maximum principal amount of $23,658,488 (the Principal Amount) as evidenced by the Note; and

         WHEREAS, Borrower and Lender intend these Recitals to be a material part of this Security Instrument.

                              SECURED INDEBTEDNESS

         NOW, THEREFORE, in consideration of the Loan to Borrower evidenced by the Note and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby agrees as follows:

         TO SECURE:

                  (i) payment and performance of all covenants, conditions, liabilities and obligations of Borrower to Lender contained in the Note and the


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         other Loan Documents,

                  (ii) payment of the indebtedness evidenced by, the Note plus all interest and all fees payable thereunder; and

                  (iii) payment and performance of all covenants, conditions, liabilities and obligations contained in this Security Instrument and any extensions, renewals or modifications hereof; and

                  (iv) payment and performance of all covenants, conditions, liabilities and obligations of Borrower contained in each of the other Loan Documents (as defined below); and

                  (v) without limiting the foregoing, payment of all indebtedness, liabilities, and amounts from time to time incurred by Lender pursuant to the Note, this Security Instrument or such other Loan Documents, even if the aggregate amount of the monetary obligation outstanding at any one time exceeds the face amount of the Note (all of the foregoing indebtedness, monetary liabilities and obligations set forth in clauses (i) through (iv) above and this clause
         (v), collectively, the Indebtedness); and

                  (vi) payment of the obligation of Borrower to pay the "Reacquisition Price" (as defined in Section 5.3 of that certain Purchase and Contribution Agreement, dated as of February 14, 2002, by and among Presidio Capital Investment Company, LLC ("PCIC"), certain subsidiaries of PCIC listed on the signature pages thereto, NorthStar Capital Investment Corp., Shelbourne Management LLC, Shelbourne Properties I, Inc., Shelbourne Properties II, Inc., and Shelbourne Properties III, Inc., Shelbourne Properties I, L.P., Shelbourne Properties II, L.P., and Shelbourne Properties III, L.P. (the "Purchase Agreement")); and

                  (vii) payment of the Indebtedness together with the payment and performance of all other covenants, conditions, liabilities and obligations described and set forth in clauses (i) through (vi) above and in this clause (vii), collectively, the Obligations.

                                GRANTING CLAUSES

         NOW, THEREFORE, THIS SECURITY INSTRUMENT WITNESSETH: that Borrower, in consideration of the premises, the Indebtedness evidenced by the Note, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged (a) has mortgaged, warranted, granted, bargained, sold, alienated, released, confirmed, conveyed, pledged and assigned, and (b) by these presents does hereby irrevocably grant and create a first priority Lien on and security interest in, subject to the provisions hereof and of the other Loan



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Documents and subject to all existing Liens and encumbrances, and does hereby
GRANT, SELL, TRANSFER, SET OVER, ASSIGN AND CONVEY A SECURITY INTEREST IN AND PLEDGE TO TRUSTEE, IN TRUST, WITH THE POWER OF SALE AND RIGHT OF ENTRY, IN TRUST AND POSSESSION, for the benefit and use of Lender and its successors and assigns forever, all its estate, right, title and interest now owned or hereafter acquired in, to and under any and all the property (collectively, the Property) described in the following Granting Clauses:

         (A)    the Land

         (B) all additional lands, estates and development rights hereafter acquired by Borrower and necessary for the operation of the Land or the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental deed of trust or otherwise, be expressly made subject to the lien of this Security Instrument;

         (C) all of Borrower's right, title and interest in and to the buildings, foundations, structures, improvements and fixtures now or hereafter located or erected on the Land (the Improvements);

         (D) all of Borrower's right, title and interest in and to (i) all streets, avenues, roads, alleys, passages, places, sidewalks, strips and gores of land and ways, existing or proposed, public or private, adjacent to the Land, and all reversionary rights with respect to the vacation of said streets, avenues, roads, alleys, passages, places, sidewalks and ways in the land lying thereunder; (ii) all air, light, lateral support, development, drainage, oil, gas and mineral rights, options to purchase or lease, waters, water courses and riparian rights now or hereafter pertaining to or used in connection with the Land and/or the Improvements;
     (iii) all and singular, the tenements, hereditaments, rights of way, easements, appendages and appurtenances and property now or hereafter belonging or in any way appertaining to the Land and/or the Improvements; and (iv) all estate, right, title, claim or demand whatsoever, either at law or in equity, in possession or expectancy, of, in and to the Land and/or the Improvements (collectively, the Appurtenances);

         (E) all of Borrower's right, title and interest in and to the machinery, appliances, apparatus, equipment, fittings, fixtures, materials, articles of personal property and goods of every kind and nature whatsoever used in connection with the Land and/or the Improvements and all additions to and renewals and replacements thereof, and all substitutions therefor, now or hereafter affixed to, attached to, placed upon or located upon or in the Land and/or the Improvements, or any part thereof, and used in connection with the use, ownership, management, maintenance, enjoyment or operation of the Land and/or the Improvements in any present or future occupancy or use thereof and now owned or leased (to the extent permitted by the applicable Lease) or hereafter owned or leased by Borrower, including, but without limiting the generality of the foregoing, all heating, lighting, laundry, cooking, incinerating, loading, unloading and power



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     equipment, boilers, dynamos, engines, pipes, pumps, tanks, motors, conduits, switchboards, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating and communications apparatus, air cooling and air conditioning apparatus, building materials and equipment, elevators, escalators, carpeting, shades, draperies, awnings, screens, doors and windows, blinds, furnishings (other than equipment and personal property of tenants or guests of the Land and/or the Improvements, or any part thereof) (hereinafter collectively called Building Equipment);

         (F) all of Borrower's right, title and interest as lessor or licensor, as the case may be, in, to and under all leases, subleases, underlettings, concession agreements and licenses of the Property or any part thereof, now existing or hereafter entered into by Borrower including, without limitation, any cash and securities deposited thereunder (collectively, Leases), the grant of such cash and securities hereunder being expressly subject to the provisions of the applicable Leases and all of Borrower's right, title and interest, subject to the provisions of
     Section 5, in the right to receive and collect the revenues, income, rents, issues, profits, royalties and other benefits payable under any of the Leases (collectively, Rents), and all revenues, income, rents, issues and profits otherwise arising from the use or enjoyment of all or any portion of the Property;

         (G) all of Borrower's right, title and interest in and to all proceeds, judgments, claims, compensation, awards or payments hereafter made to Borrower for the taking, whether permanent or temporary, by condemnation, eminent domain, or for any conveyance made in lieu of such taking, of the whole or any part of the Property, including, without limitation, all proceeds, judgments, claims, compensation awards or payments for changes of grade of streets or any other injury to or decrease in the value of the Property, whether direct or consequential, which awards and payments are hereby assigned to Lender, who is hereby authorized to collect and receive the proceeds thereof and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the Indebtedness in such order as Lender may determine in accordance with the provisions of this Security Instrument without regard to the adequacy of Lender's security hereunder and notwithstanding the fact that the amount thereof may not then be due and payable, and toward the payment of reasonable counsel fees, costs and disbursements incurred by Lender in connection with the collection of such awards or payments; and Borrower hereby agrees, upon request, to make, execute and deliver any and all further assignments and other instruments sufficient for the purpose of confirming this assignment of said proceeds, judgments, claims, compensation awards or payments to Lender, free, clear and discharged of any encumbrances of any kind or nature whatsoever;

         (H) all of Borrower's right, title and interest in and to all unearned premiums paid under insurance policies now or hereafter obtained by Borrower to the extent the same insure the Property and any other insurance policies required to be maintained hereunder to the extent the same insure the Property, including, without limitation, liability insurance policies and Borrower's interest in and to all proceeds of the conversion and the interest payable thereon, voluntary or involuntary, of the Property, or any part



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     thereof, into cash or liquidated claims including, without limitation, proceeds of casualty insurance, title insurance or any other insurance maintained on or with respect to the Property (other than liability insurance);

         (I) all right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and Appurtenances to, the Property, hereafter acquired by or released to Borrower or constructed, assembled or placed by Borrower on the Property, and all conversions of the security constituted thereby; immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, to the extent permitted by law, without any further mortgage, conveyance, assignment or other act by Borrower, all such extensions, improvements, betterments, renewals, substitutes and replacements shall become subject to the Lien of this Security Instrument as fully and completely, and with the same effect, as though now owned by Borrower and specifically described herein;

         (J) all of Borrower's right, title and interest in, to and under, to the extent the same may be encumbered or assigned by Borrower pursuant to the terms thereof without occurrence of a breach or default thereunder and to the extent permitted by applicable law, and without impairment of the validity or enforceability thereof, (i) any reciprocal easement agreements and all contracts and agreements relating to the Property (other than the Leases), and other documents, books and records related to the ownership and operation of the Property; (ii) to the extent permitted by law all Licenses, warranties, guaranties, building permits and government approvals relating to or required for the construction, completion, occupancy and operation of the Property; (iii) all plans and specifications for the construction of the Improvements, including, without limitation, installations of curbs, sidewalks, gutters, landscaping, utility connections and all fixtures and equipment necessary for the construction, operation and occupancy of the Improvements; and (iv) all such other contracts and agreements (other than the Leases) from time to time executed by Borrower relating to the ownership, leasing, construction, maintenance, operation, occupancy or sale of the Property, together with all rights of Borrower to compel performance of the terms of such contracts and agreements;

         (K) to the extent the same may be encumbered or assigned by Borrower pursuant to the terms thereof and to the extent permitted by law, all of Borrower's right, title and interest in, to and under credit card receivables, escrows, documents, instruments, and general intangibles, as the foregoing terms are defined in the UCC (as hereinafter defined), in any case which now or hereafter relate to, are derived from, or are used in connection with the Property, and all contract rights, franchises, books, records, plans, specifications, Licenses, actions and causes of action which now or hereafter relate to, are derived from or used in connection with the Property or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (collectively, the property described in the foregoing paragraphs (F), (G), (H), (J) and this paragraph (K), the Intangibles);


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         (L)    all of Borrower's right, title and interest in all proceeds, both cash and noncash, of the foregoing which may be sold or otherwise be disposed of pursuant to the terms hereof.

         UPON CONDITION that, until the happening of an Event of Default (as hereinafter defined), Borrower shall be permitted to possess and use the Property, and to use the rents, issues, profits, revenues and other income of the Property as provided in this Security Instrument, the Note and the other Loan Documents.



                                    HABENDUM

     TO HAVE AND TO HOLD THE PROPERTY hereby conveyed, or mentioned and intended so to be, whether now owned or held or hereafter acquired, subject only to the terms hereof, unto Lender, its successors and assigns, forever, upon the terms and conditions set forth herein and to secure the performance of, and compliance with, the obligations, covenants and conditions of this Security Instrument and the other Loan Documents all as herein set forth until the incurrence of the Refinancing Indebtedness (as defined in the Purchase Agreement) of the Borrower. Upon the incurrence of such Refinancing Indebtedness, Lender shall release and discharge the lien of this Security Instrument and shall provide Borrower with all necessary and customary documentation to evidence any such release, including, without limitation, the assignment of this Security Instrument, upon the request of Borrower, to any other lender providing refinancing of the Loan.

     1. DEFINITIONS. Wherever used in this Security Instrument, the following terms, and the singular and plural thereof, shall have the following meanings. All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Note:

         Appurtenances: Shall have the meaning provided in Granting Clause (D).

         Borrower: Shall have the meaning provided in the Introductory
Paragraph.

         Business Day shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York are not open for business.

         Closing Date: Shall mean the date of this Security Instrument.

         Default Rate: Shall have the meaning provided in Section 9 hereof.

         Events of Default: Shall mean the occurrence of an "Event of Default" pursuant to the Note or any other Loan Document, if any.

         Indebtedness: Shall have the meaning provided in Recitals.


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         Intangibles: Shall have the meaning provided in Granting Clause (K).

         Land: Shall have the meaning provided in the Recitals.

         Leases: Shall have the meaning provided in Granting Clause (F).

         Lender: Shall have the meaning provided in the Recitals.

         Licenses: Shall mean all certifications, permits, licenses and approvals, including without limitation, liquor licenses, certificates of completion and occupancy permits required of Borrower for the legal use, occupancy and operation of the Improvements on the parcel of Land as a retail building.

         Lien shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other similar encumbrance or charge on or affecting the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances

         Loan: Shall have the meaning provided in the Recitals.

         Note: Shall have the meaning provided in the Recitals.

         Person shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         Principal Amount: Shall have the meaning provided in the Recitals.

         Property: Shall have the meaning provided in the recitals to the Granting Clause.

         Trustee: Shall have the meaning provided in the Recitals.

         UCC: Shall mean the Uniform Commercial Code as in effect in the State of North Carolina.

         The words "hereof," "herein" and "hereunder" and words of similar import when used in this Security Instrument shall refer to this Security Instrument as a whole and not to any particular provision of this Security Instrument, and section, schedule and exhibit references are to this Security Instrument unless otherwise specified. The words "includes" and "including" are not limiting and mean "including without limitation."



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         In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

         References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto executed in writing by all of the parties thereto and, if Lender's consent was required for the original of any such document, consented to by Lender. All references in this Security Instrument to the plural of any document described herein shall mean all of such documents collectively.

         References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending, or replacing the statute or regulation.

         The captions and headings of this Security Instrument are for convenience of reference only and shall not affect the construction of this Security Instrument.

         Borrower represents and warrants to, and covenants and agrees with, Lender as follows:

     2.  WARRANTY.

         (a) Title. Borrower represents and warrants that Borrower owns good and insurable fee title to the Property. This Security Instrument, upon its due execution and proper recordation, is and will remain a valid and enforceable (and, with respect to all personalty as to which security interests are governed by the UCC, upon proper recordation and the filing of a financing statement) perfected first Lien on and security interest on Borrower's right, title and interest in and to Property, subject to all existing Liens and encumbrances.

         (b) All Property. This Security Instrument grants to Lender a lien on, and security interest in, all of Borrower's right, title and interest in and to all of the real property, personal property, equipment and fixtures currently used in the operation of the business located on the Property (other than equipment and personal property of tenants or guests of the Land and/or the Improvements, or any part thereof).

         (c) Enforceability of Security Instrument. This Security Instrument is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

     3.  AFFIRMATIVE COVENANTS.

         (a) Payment of Obligations. Borrower shall promptly pay when due the principal of and interest on the Indebtedness and all other payment Obligations, all in lawful money of the United States of America in accordance with the Note, and shall further perform fully and in a timely manner all Obligations of Borrower. All sums payable by Borrower


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hereunder shall be paid without demand, counterclaim (other than mandatory counterclaims), offset or deduction (except as required by law). Borrower waives all rights now or hereafter conferred by statute or otherwise to any such demand, counterclaim (other than mandatory counterclaims), setoff or deduction.

         (b) Performance and Observance of Covenants. Borrower will duly perform, observe and comply with all of the affirmative and negative covenants, agreements and obligations to be performed, observed and complied with by Borrower, and all of the other terms and conditions applicable to Borrower, under the terms of the Note and any other Loan Document, as if each such covenant, agreement, obligation, term and condition were expressly set forth herein in full. Without limiting the generality of the foregoing, Borrower will maintain the Property, pay all taxes and other similar charges, obtain, pay and maintain insurance, keep the Property free of Liens, pay the utility charges for the Property, perform alterations and repairs in respect of the Property, cause the Property to comply with all laws and other legal requirements, restore the Property upon any casualty or condemnation, and lease the Property in the ordinary course of business, all in accordance with and subject to all of the applicable terms and conditions of this Security Instrument, the Note and the other Loan Documents.

         (c) Insurance. Borrower shall, at its sole cost and expense, continuously keep and maintain insurance in respect of the Property and Borrower's operations thereat, of the type and in the form and with insurers, as is normal and customary for similar property and is consistent with Borrower's current practices or as is reasonably acceptable to Lender. All proceeds to which Borrower may be entitled resulting from damage to or destruction of the Property or any part hereof by a casualty or a condemnation shall first be distributed and applied towards the restoration of the Property and to the extent not restored or there remains excess proceeds after such restoration, such proceeds shall be paid and applied, at the election of Lender, to the repayment of the Loan and any Obligations, without penalty or premium, and then any remainder distributed to the Borrower.

         (d) Maintenance of Validity and Recording.

                  (i) Borrower covenants that it will forthwith after the execution and delivery of this Security Instrument and thereafter as necessary from time to time cause this Security Instrument and the other Loan Documents and any continuation statement or similar instrument relating to any property subject thereto or to any property intended to be encumbered, granted, conveyed, transferred and assigned by this Security Instrument to be filed, registered and recorded in such manner and in such places as may be required by law in order to publish notice of and fully to protect the validity thereof or the grant thereby of the property subject thereto and the interest and rights of Lender therein.

                  (ii) Borrower shall maintain the validity, perfection, priority and effectiveness of this Security Instrument and the other Loan Documents. Unless otherwise permitted in this Security Instrument and the other Loan Documents,


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         Borrower will not take any action, will not permit action to be taken by others and will not omit to take any action, nor will Borrower give any notice, approval or consent or exercise, waive or modify any rights under or in respect of the Property, which action, omission, notice, approval, consent or exercise, waiver or modification of rights would release Borrower from, or reduce any of Borrower's obligations or liabilities under, or would result in the termination, surrender or assignment of, or the amendment or modification of, any of the Loan Documents, or would impair the validity of this Security Instrument or any of the other Loan Documents, or would affect the current use and operation of the Property in any material adverse respect, without Lender's consent, and any attempt to do any of the foregoing without such consent shall be of no force and effect.

                  (iii) Borrower, at its expense, will execute, acknowledge and deliver all such instruments and take all such actions as Lender from time to time reasonably may request or as may be reasonably necessary or proper for the better assuring to Lender of the properties and rights now or hereafter subject to the Lien hereof or intended so to be.

     4. NEGATIVE COVENANTS. Borrower covenants and agrees that, without Lender's prior written consent, Borrower shall not cause or permit:

         (a) any partition of the Property; or

         (b) any direct or indirect transfer of any interest in the Property except (A) with respect to normal and customary leases, easements or other encumbrances in all cases granted or demised in the ordinary course of business or (B) with the consent of the Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

     5. LICENSE TO COLLECT RENTS. Lender and Borrower hereby confirm that for so long as no Event of Default shall have occurred and is continuing, Lender has granted to Borrower a revocable license to collect and use the Rents as they become due and payable. Borrower further agrees to execute and deliver such assignments of Leases and Rents as Lender may from time to time reasonably request in order to better assure, transfer and confirm to Lender the rights intended to be granted to Lender with respect thereto. Upon the occurrence and during the continuance of an Event of Default (1) Borrower agrees that Lender may, but shall not be obligated to, assume the management of the Property, and collect the Rents, applying the same upon the Obligations, and (2) Borrower hereby authorizes and directs all tenants, purchasers or other persons occupying, utilizing or acquiring any interest in any part of the Property to pay all Rents to Lender upon Lender's request. Upon the occurrence and during the continuance of an Event of Default, Lender shall have and hereby expressly reserves the right and privilege (but assumes no obligation), to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with this Security Instrument and applicable law.

     6.  SECURITY AGREEMENT. This Security Instrument constitutes a financing



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statement and, to the extent required under UCC ss.9-402(f) because portions of the Property may constitute fixtures, this Security Instrument is to be filed in the office where a mortgage for the Land would be recorded. Lender also shall be entitled to proceed against all or portions of the Property in accordance with the rights and remedies available under UCC ss.9-501(d). Borrower is, for the purposes of this Security Instrument, deemed to be the Debtor, and Lender is deemed to be the Secured Party, as those terms are defined and used in the UCC. Borrower agrees that the Indebtedness and Obligations secured by this Security Instrument are further secured by security interests in all of Borrower's right, title and interest in and to fixtures, equipment, and other property covered by the UCC, if any, which are used upon, in, or about the Property (or any part) or which are used by Borrower or any other person in connection with the Property. Borrower grants to Lender a valid and effective first priority security interest, subject to all existing Liens and encumbrances, in all of Borrower's right, title and interest in and to such personal property (but only to the extent permitted in the case of leased personal property), together with all replacements, additions, and proceeds. Borrower agrees that, without the written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, no other security interest will be created under the provisions of the UCC and no lease will be entered into with respect to any goods, fixtures, equipment, appliances, or articles of personal property now attached to or used or to be attached to or used in connection with the Property except as otherwise permitted hereunder. Borrower agrees that all property of every nature and description covered by the lien and charge of this Security Instrument together with all such property and interests covered by this security interest are encumbered as a unit, and upon and during the continuance of an Event of Default by Borrower, all of the Property, at Lender's option, may be foreclosed upon or sold in the same or different proceedings or at the same or different time, subject to the provisions of applicable law. The filing of any financing statement relating to any such property or rights or interests shall not be construed to diminish or alter any of Lender's rights of priorities under this Security Instrument.

     7.  LEASE SUBORDINATION AND ATTORNMENT.

         (a) Leases To Be Subordinate. All new Leases entered into by Borrower after the date hereof shall by their express terms be subject and subordinate to this Security Instrument, the Note and each of the other Loan Documents (through a subordination provision contained in such Lease or otherwise) and shall provide that the Person holding any rights thereunder shall attorn to Lender or any other Person succeeding to the interests of Lender upon the exercise of its remedies hereunder or any transfer in lieu thereof on the terms set forth in this Security Instrument.

         (b) Attornment. Each new Lease entered into from and after the date hereof shall provide that in the event of the enforcement by Lender of any remedy under this Security Instrument or the Note, the tenant under such Lease shall, at the option of Lender or of any other Person succeeding to the interest of Lender as a result of such enforcement, attorn to Lender or to such Person and shall recognize Lender or such successor in the interest as lessor under such Lease without change in the provisions thereof; provided, however, Lender or such successor in interest shall not be liable for or bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, (ii) any act or omission of or default by Borrower under any such Lease (but the Lender, or such successor, shall be subject to the continuing obligations of the landlord to the extent arising from and after such succession to the extent of Lender's, or such successor's, interest in the Property), (iii) any credits, claims, setoffs or defenses which any tenant may have against Borrower, (iv) any obligation on Borrower's part, pursuant to such Lease, to perform any tenant improvement work or (vi) any obligation on Borrower's part, pursuant to such Lease, to pay any sum of money to any tenant. Each such tenant, upon the reasonable request by Lender or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. At the request of any tenant that enters into a new Lease that is on prevailing market terms, Lender shall deliver to such tenant a subordination, nondisturbance and attornment agreement in form and substance reasonably acceptable to Lender.

     8. PROTECTION OF SECURITY; COSTS AND EXPENSES. Borrower shall appear in and defend any action or proceeding of which it has notice purporting to affect the security hereof or the rights or powers of Lender hereunder and shall pay all costs and expenses actually incurred by Lender, including, without limitation, cost of evidence of title and reasonable attorneys' fees and disbursements, in any such action or proceeding, and in any suit brought by Lender to foreclose this Security Instrument or to enforce or establish any other rights or remedies of Lender hereunder upon the occurrence and during the continuance of an Event of Default. If an Event of Default occurs and is continuing under this Security Instrument or the Note, or if any action or proceeding is commenced in which it becomes necessary to defend or uphold the lien or priority of this Security Instrument or which adversely affects Lender or Lender's interest in the Property or any part thereof, including, without limitation, eminent domain, enforcement of, or proceedings of any nature whatsoever under any laws or other legal requirement affecting the Property or involving Borrower's bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, then Lender, upon reasonable notice to Borrower, may, but without obligation to do so and without releasing Borrower from any obligation hereunder, make such appearances, disburse such reasonable sums and take such action as Lender reasonably deems necessary or appropriate to protect Lender's interest in the Property, including, but not limited to, disbursement of reasonable attorneys' fees, entry upon the Property to make repairs or take other action to protect the security hereof, and payment, purchase, contest or compromise of any encumbrance, charge or lien which in the reasonable judgment of Lender appears to be prior or superior hereto.

     9. LENDER'S RIGHT TO PERFORM. Upon the occurrence and during the continuance of an Event of Default with respect to the performance of any of the Obligations contained herein, Lender may, without waiving or releasing Borrower from any Obligation or default under this Security Instrument, but shall not be obligated to, at any time perform the Obligations giving rise to such Event of Default, and the cost thereof, with interest at the rate set forth in Section 1 of the Note in the event that the Note is not repaid in full at or prior to the Maturity Date (the Default Rate) from the date of payment by Lender to the date such amount is paid by Borrower, shall immediately be due from Borrower to Lender and the same shall be secured by this Security Instrument and shall be a Lien on the Property prior to any right, title to, interest in or claim upon the Property attaching subsequent to the Lien of this Security Instrument. No payment or advance of money by Lender under this Section 9 shall be deemed or construed to cure Borrower's Event of Default or waive any right or remedy of Lender hereunder.

     10. REMEDIES. Upon the occurrence and during the continuation of an Event of Default hereunder or the Note, Lender (or Trustee, if required by Law) may take such actions against Borrower, subject to Section 12 hereof, and/or against the Property or any portion thereof as Lender (or Trustee, if required by Law) determines is necessary to protect and enforce its rights hereunder, without notice or demand except as set forth below or as required under applicable law. Any such actions taken by Lender (or Trustee, if required by Law) shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender (or Trustee, if required by Law) may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender (or Trustee, if required by Law) permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Lender's determination of appropriate action may be based on an appropriate real estate or other consultant and/or counsel, and Lender may rely conclusively on such advice. Borrower shall pay such consultants' and reasonable attorneys' fees and expenses incurred by Lender and Trustee pursuant to this
Section 10. Such actions may include, without limitation, the following:

         (a) Acceleration. Subject to any applicable provisions of the Note and the other Loan Documents, Lender may declare all or any portion of the unpaid principal balance under the Note, together with all accrued and unpaid interest thereon, and all other unpaid Indebtedness, to be immediately due and payable.

         (b) Entry. Subject to the provisions and restrictions of applicable law, Lender, personally, or by its agents or attorneys, at Lender's election, may enter into and upon all or any part of the Property (including, but not limited to, the Land and Improvements and any part thereof), and may exclude Borrower, its agents and servants therefrom; and Lender, having and holding the same, may use, operate, manage and control the Property or any part thereof and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receiver. Upon every such entry, Lender may, at the reasonable expense of the Property and/or Borrower, from time to time, either by purchase, repair or construction, maintain and restore the Property or any part thereof, and may insure and reinsure the same in such amount and in such manner as may seem to them to be advisable. Similarly, from time to time, Lender may, at the expense of Borrower (which amounts may be disbursed by Lender from the Property on behalf of Borrower), make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements to and on the Property or any part thereof as it may seem advisable. Lender or its designee shall also have the right to manage and operate the Property or any part thereof and to carry on the business thereof and exercise all rights and powers of Borrower with respect thereto, either in the name of Borrower or otherwise, as may seem to them to be advisable. In confirmation of the grant made in Granting Clause (F) hereof, in the case of the occurrence and continuation of an Event of Default, Lender shall be entitled to collect and receive all Rents to be applied in the order of priorities and amounts as shall be provided for in Section 11 hereof. Lender shall be liable to account only for Rents and other proceeds actually received by Lender.

         (c) Phase I Environmental Report. Lender may at its option obtain, in each instance, at its expense, a new phase I environmental report with respect to the Property, and such reasonable additional environmental studies as may be recommended in such phase I reports.

         (d) Power of Sale; Judicial Foreclosure. Lender (or Trustee, if required by law), with or without entry, personally or by its agents or attorneys, insofar as applicable, and in addition to any and every other remedy, shall have alternate remedies as follows:

                  (i) Power of Sale. To the extent, and in the manner permitted by law, Lender (or Trustee, if required by law) may elect to exercise the non-judicial power of sale which is hereby conferred under the terms of this Security Instrument and as provided for by the statutes of the state in which the Property is located. The power of sale shall be exercised by notifying Trustee hereunder of that election and depositing with Trustee this Security Instrument or the original Note and receipts and evidence of expenditures made and secured hereby as Trustee may reasonably require. Trustee may, without further notice or demand, sell and convey the Property in accordance with applicable law. The Property may be sold as a whole or in separate lots, parcels or items and in such order as Lender (or Trustee, if required by law) may direct, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser(s) good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty express or implied. The recitals in such deed of any matter or fact shall be conclusive proof of the truthfulness thereof. Any Person, including Borrower, Trustee or Lender, may purchase at any such sale. A sale of less then all of the Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein, and subsequent sales may be made hereunder until all Obligations have been satisfied or the entire Property sold, without defect or irregularity. No action of Lender or Trustee based upon the provisions contained herein or contained in the applicable statutes, including, without limitation, the giving of the notice of default and election to sell or the notice of sale, shall constitute an election of remedies which would preclude Lender from pursuing judicial foreclosure before a completed sale pursuant to the power of sale contained herein.

                  (ii) Judicial Foreclosure. Whether or not proceedings have commenced by the exercise of the power of sale above given, assuming the Event(s) of Default are uncured and continuing, then, subject to applicable law, Lender or the holder or holders of any the Obligations, in lieu of proceeding with the power of sale, may at its option declare the whole amount or any part, of the Indebtedness remaining unpaid immediately due and payable without notice, by suit or suits in equity or at law to foreclose the same. Appraisement of the Property is hereby waived at the option of Lender, that option to be exercised at or prior to the time judgment is rendered in the judicial foreclosure. The Property may be sold as one parcel or in such parcels as Lender may elect unless otherwise provided by law. Lender may be a purchaser of the Property or any part thereof or of any interest therein at any sale thereof, whether pursuant to power of sale, foreclosure or otherwise, and Lender may apply the outstanding Indebtedness against the purchase price. Any purchaser shall, upon its purchase, acquire good title to the properties so purchased, free of the security interest and

     Lien of this Security Instrument.

     Lender (or Trustee, if required by law) may conduct any number of sales from time to time. The power of sale shall not be exhausted by any one or more such sales as to any part of the Property remaining unsold, but shall continue unimpaired until the entire Property shall have been sold. Upon taking title to the Property (whether by foreclosure, deed in lieu or otherwise) by Lender or any other purchaser or assignee of the Property after an Event of Default, Borrower shall assign and transfer all of its right, title and interest in and to the Property to Lender. Borrower hereby irrevocably appoints Lender (or Trustee, if required by law) as its attorney-in-fact to execute all documents and take all actions necessary to effectuate such assignment and transfer, provided that such power may only be exercised by Lender while an Event of Default exists and is continuing.

         (e) Specific Performance. Lender, in its sole and absolute discretion, may institute an action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained herein or in the Note or any other Loan Document, or in aid of the execution of any power granted hereunder or for the enforcement of any other appropriate legal or equitable remedy.

         (f) Enforcement of Note. To the extent permitted under the provisions of applicable law, Lender may recover judgment on the Note (or any portion of the Indebtedness evidenced thereby), either before, during or after any proceedings for the foreclosure (or partial foreclosure) or enforcement of this Security Instrument.

         (g) Sale of Property

                  (i) Lender (or Trustee, if required by law) may postpone any sale of all or any part of the Property to be made under or by virtue of this Section 10 by public announcement at the time and place of such sale, or by publication, if required by law, and, from time to time, thereafter, may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.

                  (ii) Upon the completion of any sale made by Lender (or Trustee, if required by law) under or by virtue of this Section 10, Lender shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed or deeds or other appropriate instruments, conveying, assigning and transferring all its estate, right, title and interest in and to the property and rights so sold. Lender (or Trustee, if required by law) is hereby appointed the true and lawful irrevocable attorney-in-fact of Borrower in its name and stead or in the name of Lender (or Trustee, if required by law) to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and, for that purpose, Lender may execute all necessary deeds and other instruments of assignment and transfer, and may substitute one or more persons with like power, Borrower hereby ratifying and confirming all that such attorney or attorneys or such substitute or substitutes shall lawfully do by virtue hereof; provided, however, that such power of attorney shall be effective only for so long as an Event of Default shall exist and be continuing. Borrower shall, nevertheless, if so requested in writing by Lender (or Trustee, if required by law), ratify and confirm any such sale or sales by executing and delivering to Lender or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Lender, for such purposes and as may be designated in such request. Any such sale or sales made under or by virtue of this Section 10 shall operate to divest all the estate, right, title, interest, claim and demand, whether at law or in equity, of Borrower in and to the property and rights so sold, and shall be a perpetual bar, at law and in equity, against Borrower, its successors and assigns and any Person claiming through or under Borrower and its successors and assigns.

                  (iii) The receipt of Lender for the purchase money paid as a result of any such sale shall be a sufficient discharge therefor to any purchaser of the property or rights, or any part thereof, so sold. No such purchaser, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Security Instrument, or shall be answerable, in any manner, for any loss, misapplication or non-application of any such purchase money or any part thereof, nor shall any such purchaser be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

                  (iv) Upon any sale made under or by virtue of this Section 10, Lender may bid for and acquire the Property or any part thereof and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting upon the Note secured by this Security Instrument the net proceeds of sale, after deducting there from the expense of the sale and the costs of the action and any other sums which Lender is authorized to deduct under this Security Instrument. The person making such sale shall accept such settlement without requiring the production of the Note or this Security Instrument, and there shall be deemed credited to the Indebtedness and Obligations under this Security Instrument the net proceeds of such sale. Lender, upon acquiring the Property or any part thereof, shall be entitled to own, hold, lease, rent, operate, manage or sell the same in any manner permitted by applicable laws.

         (h) Voluntary Appearance; Receivers. After the happening, and during the continuance of, any Event of Default hereunder or pursuant to the Note, and immediately upon commencement of (i) any action, suit or other legal proceeding by Lender (or Trustee, if required by law) to obtain judgment for the principal and interest on the Note and any other sums required to be paid pursuant to this Security Instrument, or (ii) any action, suit or other legal proceeding by Lender or Trustee of any other nature in aid of the enforcement of the Loan Documents or any of them, Borrower will (a) enter their voluntary appearance in such action, suit or proceeding, and (b) if required by Lender, consent to the appointment, of one or more receivers of the Property and all of the Rents. After the happening of an Event of Default, or upon the filing of a bill in equity to foreclose this Security Instrument or to enforce the specific performance hereof or in aid thereof, or upon the commencement of any other judicial proceeding to enforce any right of Lender or Trustee, Lender (or Trustee, if required by law) shall be entitled, as a matter of right, if it shall so elect, without notice to any other party and without regard to the adequacy of the security of the Property, forthwith, either before or after declaring the principal and interest on the Note to be due and payable, to the appointment of such a receiver or receivers. Any receiver or receivers so appointed shall have such powers as a court or courts shall confer, which may include, without limitation, any or all of the powers which Lender or Trustee is authorized to exercise by the provisions of this
Section 10, and shall have the right to incur such obligations and to issue such certificates therefor as the court shall authorize.

         (i) UCC Remedies. Lender (or Trustee, if required by law) may exercise any or all of the remedies granted to a secured party under the UCC, specifically including, without limitation, the right to recover the reasonable attorneys' fees and disbursements and other expenses incurred by Lender in the enforcement of this Security Instrument or in connection with Borrower's redemption of the Improvements or Building Equipment or Intangibles. Lender (or Trustee, if required by law) may exercise its rights under this Security Instrument independently of any other collateral or guaranty that Borrower may have granted or provided to Lender in order to secure payment and performance of the Obligations, and Lender shall be under no obligation or duty to foreclose or levy upon any other collateral given by Borrower to secure any Obligation or to proceed against any guarantor before enforcing its rights under this Security Instrument.

         (j) Leases. Lender (or Trustee, if required by law) may, at its option, before any proceeding for the foreclosure (or partial foreclosure) or enforcement of this Security Instrument, treat any Lease which is subordinate by its terms to the Lien of this Security Instrument as either subordinate or superior to the Lien of this Security Instrument.

         (k) Other Rights. Lender (or Trustee, if required by law) may pursue against Borrower any other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the Note or the other Loan Documents.

         (l) Retention of Possession. Notwithstanding the appointment of any receiver, liquidator or trustee of Borrower, or any of its property, or of the Property or any part thereof, Lender, to the extent permitted by law, shall be entitled to retain possession and control of all property now or hereafter granted to or held by Lender under this Security Instrument.

         (m) Suits by Lender. All rights of action under this Security Instrument may be enforced by Lender without the possession of the Note and without the production thereof or this Security Instrument at any trial or other proceeding relative thereto, provided, however, Lender shall in any event certify that it is the current holder of the Note. Any such suit or proceeding instituted by Lender shall be brought in the name of Lender and any recovery of judgment shall be subject to the rights of Lender.

         (n) Remedies Cumulative. No remedy herein (or pursuant to the Note or any Loan Document) conferred upon or reserved to Lender or Trustee shall exclude any other remedy, and each such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission of Lender or Trustee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every power and remedy given to Lender or Trustee by this Security Instrument or any other Loan Document may be exercised from time to time and as often as Lender or Trustee may deem expedient. Nothing in this Security Instrument shall affect Borrower's obligations to pay the principal of, and interest on, the Note in the manner and at the time and place expressed in the Note.

         (o) Waiver of Rights. Borrower agrees that, to the fullest extent permitted by law, it will not at any time, (1) insist upon, plead or claim or take any benefit or advantage of any stay, extension or moratorium law, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Security Instrument or any Loan Document, (2) claim, take or insist upon any benefit or advantage of any law, now or at any time hereafter in force, providing for valuation or appraisal of the Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein contained, or pursuant to the decree, judgment or order of any court of competent jurisdiction, or (3) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted by the United States or any State or otherwise to redeem the property and rights sold pursuant to such sale or sales or any part thereof. Borrower hereby expressly waives all benefits and advantages of such laws, and covenants, to the fullest extent permitted by law, not to hinder, delay or impede the execution of any power herein granted or delegated to Lender pursuant to any such law, but will suffer and permit the execution of every power as though no such laws had been made or enacted. Borrower for itself and all who may claim through or under it, waives, to the extent it lawfully may do so, any and all homestead rights and, any and all rights to reinstatement, any and all right to have the property comprising the Property marshaled upon any foreclosure of the Lien hereof or to have the Property hereunder and the property covered by any other mortgage, deed to secure debt or deed.

     11. APPLICATION OF PROCEEDS.

         (a) Sale Proceeds. The proceeds of any sale or foreclosure of the Property or any portion thereof shall be applied to the following in the following order of priority: (i) the payment of the costs and expenses of the foreclosure proceedings with respect to such Property (including reasonable counsel fees and disbursements actually incurred and advertising costs and expenses), liabilities and advances made or incurred under this Security Instrument or any Loan Document, and reasonable receivers' and trustees' fees and commissions and fees and expenses incurred by Lender, together with interest at the Default Rate to the extent payable, (ii) payment of any other sums advanced by Lender (or any advancing agent on its behalf) in accordance with the terms hereof and not repaid to it by Borrower, together with interest at the Default Rate to the extent payable, (iii) payment of all sums due under the Note and the Loan Documents in such order and priority as Lender shall elect in its sole and absolute discretion; and (iv) payment of any remaining Obligations and
(v) any surplus to Borrower or other party legally entitled thereto.

         (b) Other Proceeds. All other proceeds or other amounts collected by Lender following an Event of Default shall be applied (1) first, to reimburse any reasonable expenses related to such collection, and (2) thereafter, as provided in Section 11(a) hereof. If no Event of Default shall exist and be continuing, any amount available to make payments or applied in lieu of such payments thereon shall be applied (1) first, to interest due or overdue on the Note, and
(2) then, any amounts applied to pay or applied in lieu of paying principal on the Note then due shall be applied to pay or applied in lieu of paying the Note in order of priority, and (3) thereafter, to Borrower.

     12. MISCELLANEOUS.

         (a) CERTAIN WAIVERS. TO INDUCE LENDER TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THE NOTE AND THIS SECURITY INSTRUMENT, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, EACH OF LENDER AND BORROWER EXPRESSLY AND IRREVOCABLY HEREBY, IN ADDITION TO AND NOT IN DEROGATION OF ALL OTHER WAIVERS CONTAINED IN THE NOTE, THIS SECURITY INSTRUMENT AND THE OTHER LOAN DOCUMENTS, WAIVE AND SHALL WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY, OR COUNTERCLAIM ASSERTED BY LENDER WHICH ACTION, PROCEEDING OR COUNTERCLAIM ARISES OUT OF OR IS CONNECTED WITH THIS SECURITY INSTRUMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT.

         (b) Notices. Any notice, election, request, demand, report or statement which by any provision of this Security Instrument is required or permitted to be given or served hereunder shall be in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

         If to Lender:    Shelbourne Management LLC
                          c/o NorthStar Capital Investment Corp.
                          527 Madison Avenue, 16th Floor
                          New York, New York 10022
                          Attention:  David T. Hamamoto
                                      W. Edward Scheetz
                          Telecopy No.: (212) 319-4557
     Confirmation No. (212) 319-3400


         With a copy to:  Skadden, Arps, Slate, Meagher & Flom LLP
                          Four Times Square

                          New York, New York 10036
                          Attention: Randall H. Doud
                          Facsimile: (917) 777-2524
                          Confirmation No. (212) 735-3000

         If to Borrower:  Shelbourne Properties II, L.P.
                          c/o Shearman & Sterling
                          599 Lexington AvenueNew York, New
                          York 10022-6030Attention: Peter D. LyonsFacsimile No.:
                          (212) 848-7179

         With a copy to: Shearman & Sterling 599 Lexington Avenue New York, New
                  York 10022-6030 Attention: Christa A. D'Alimonte Facsimile
                  No.: (212) 848-7179

All notices, elections, requests and demands under this Security Instrument shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above or (iv) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after 5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

         (c) No Oral Modification. This Security Instrument may not be waived, altered, amended, modified, changed, discharged or terminated orally but only by a written agreement signed by the party against which enforcement is sought.

         (d) Partial Invalidity. In the event any one or more of the provisions contained in this Security Instrument shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included hereunder.

         (e) Successors and Assigns. All covenants of Borrower contained in this Security Instrument are imposed solely and exclusively for the benefit of Lender and its successors and assigns, and no other Person shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it advisable to do so. All such covenants of Borrower shall run with the land and bind Borrower, the successors and assigns of Borrower (and each of them) and all subsequent owners, encumbrancers and tenants of the Property, and shall inure to the benefit of Lender, its successors and assigns.

         (f) GOVERNING LAW.

                  (i) THIS SECURITY INSTRUMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, PROVIDED HOWEVER, THAT (A) THE COVENANTS SET FORTH IN THE RECITALS HEREOF AND (B) THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS CREATED HEREUNDER SHALL BE GOVERNED BY NORTH CAROLINA LAW TO THE EXTENT NECESSARY FOR THE VALIDITY AND ENFORCEMENT THEREOF.

                  (ii) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY INSTRUMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS SECURITY INSTRUMENT, BORROWER AND EACH PARTY JOINING WITH BORROWER HEREIN HEREBY ACCEPTS, AND BY ITS ACCEPTANCE OF THIS SECURITY INSTRUMENT, LENDER HEREBY ACCEPTS, EACH FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. BORROWER, EACH PARTY JOINING WITH BORROWER HEREIN AND LENDER EACH IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS FOR NOTICES SET FORTH HEREIN. BORROWER AND LENDER EACH HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS SECURITY INSTRUMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (g) No Waiver. No failure by Lender to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof shall constitute a waiver of any such term or right, power or remedy or of any such breach. No waiver of any breach shall affect or alter this Security Instrument, which shall continue in full force and effect, or shall affect or alter the rights of Lender with respect to any other then existing or subsequent breach.

         (h) Further Assurances. Borrower, at its own expense, will execute, acknowledge and deliver all such reasonable further documents or instruments including, without limitation, (i) security agreements on any building equipment included or to be included in the Property, and (ii) such other documents as Lender from time to time may reasonably request to better assure, transfer and confirm unto Lender the rights now or hereafter intended to be granted to Lender under this Security Instrument or the other Loan Documents. Borrower shall notify Lender in writing no less than thirty (30) days prior to a change of address.

         (i) Counterparts. This Security Instrument may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         (j) Merger, Conversion, Consolidation or Succession to Business of Lender. Any Person into which Lender may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which Lender shall be a party, or any Person succeeding to all or substantially all the business of Lender, shall be the successor of Lender hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         (k) No Endorsement. Lender shall not become or be considered to be an endorser, co-maker or co-obligor on the Note or on any other Obligation of Borrower secured by this Security Instrument or otherwise.

         (l) Multisite Real Estate Transaction. Borrower acknowledges that this Security Instrument is one of a number of cross-defaulted Security Instruments and other security documents (for purposes of this article, collectively the Other Security Documents) which collectively secure the Obligations. Borrower agrees that the lien of this Security Instrument shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Lender and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by Lender of any security for or guarantee upon any of the Obligations or by any failure, neglect or omission on the part of Lender to realize upon or protect any of the Obligations or any collateral security therefor including the Other Security Documents, except to the extent otherwise provided by law. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or any disposition of any of the Obligations or any of the collateral security therefor, including the Other Security Documents or of any guarantee therefor. To the extent not prohibited by applicable law, Lender may, at its discretion, foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Security Documents without first exercising or enforcing any of its rights and remedies hereunder, or may foreclose, exercise any power of sale, or exercise any other right available under this Security Instrument without first exercising or enforcing any of its rights or remedies under any or all of the Other Security Documents. To the extent not prohibited by applicable law, such exercise of Lender's rights and remedies under any or all of the Other Security documents shall not in any manner impair the Obligations or the lien of this Security Instrument, and any exercise of the rights or remedies of the Lender hereunder shall not impair the lien of any of the Other Security Documents or any of Lender's rights and remedies thereunder. Borrower specifically consents and agrees that Lender may exercise its rights and remedies hereunder and under the Other Security Documents separately or concurrently and in any order that it may deem appropriate, except to the extent otherwise provided by law.

     13. STATE LAW PROVISIONS

         Notwithstanding anything to the contrary elsewhere in this Security Instrument, as to the Property:

         (a) Special Provisions Regarding Future Advances. It is intended that this Security Instrument comply with the provisions of Section 45-67 of the General Statutes of North Carolina. For purposes of complying with the provisions of Section 45-68 of said statutes the Borrower hereby represents as follows:

             (1) That this Security Instrument is given to secure future Obligations which may be incurred from time to time under the Note;

             (2) That subject to the terms and conditions of the Note, the making of all future advances comprising the Obligations is obligatory within the meaning of N.C.G.S.ss. 45-70(a);

             (3) That the principal amount of present obligations secured by this Security Instrument is $11,800,00;

             (4) That the maximum principal amount, including present and future obligations, which may be secured by this Security Instrument at any one time is $11,800,000, provided that the foregoing limitation shall apply only to the lien upon real property created by this Security Instrument and shall not in any manner limit, affect or impair any grant of a security interest in any personal property in favor of the Lender, for the benefit of the Lender, under the provisions of the Note or under any other security agreement at any time executed by the Borrower; and

             (5) The period within which such future Obligations may be incurred shall extend up to and include August, 2002.

         (b) Additional Provisions Regarding Power of Sale.

             (1) In exercising the power of sale herein conferred, after having been instructed by the Lender to do so, the Trustee shall comply with all applicable laws in effect with respect to the exercise of powers of sale contained in deeds of trust as of the date of the commencement of the proceeding. The Borrower agrees that in the event of a sale under the power of sale hereunder, the Lender shall have the right to bid thereat. The Trustee may require that the successful bidder at any sale deposit immediately with the Trustee cash or certified check in an amount not to exceed ten percent (10%) of the bid, provided notice of such requirement is contained in the advertisement of sale. The bid may be rejected if the deposit is not immediately made, and thereupon the next highest bidder may be declared to be the purchaser. Such deposit shall be refunded in case a resale is had; otherwise, it shall be applied to the purchase price. If personal property is sold hereunder, it need not be at the place of sale; the published notice, however, shall state the time and place where such personal property may be inspected prior to sale.

             (2) Notwithstanding the provisions of Section 11 of this Security Instrument, the proceeds of any sale of the Property pursuant to the power of sale contained herein shall be applied first to the costs and expenses of foreclosure, including, but not limited to a Trustee's commission and to all costs, expenses and reasonable attorney's fees incurred by the Lender in connection with such sale, with the remaining proceeds to be applied as provided in Section 11 of this Security Instrument.

         (c) N.C. Gen. Stat.ss. 45-45.1. The provisions of N.C. Gen. Stat.ss. 45-45.1 and any similar statute enacted in replacement or substitution thereof shall be inapplicable to this Security Instrument.

     14. TRUSTEE

         (a) Substitute or Successor Trustee. Trustee may resign by an instrument in writing addressed to Lender, or Trustee may be removed at any time with or without cause by Lender. In case of death, resignation, removal or disqualification of Trustee or if for any reason Lender shall deem it desirable to appoint a substitute or successor Trustee to act instead of the herein named Trustee or any substitute or successor Trustee, then Lender shall have the right and is hereby authorized and empowered to appoint a successor Trustee, or a substitute Trustee, without other formality than appointment and designation in writing executed and acknowledged by Lender and, if required by applicable law to provide constructive notice, recorded in the county or counties where the Property is located, and the authority hereby conferred shall extend to the appointment of other successor and substitute Trustees successively until the indebtedness secured hereby has been paid in full or until the Property is sold hereunder. In the event the indebtedness secured hereby is owned by more than one person or entity, the holder or holders of not less than a majority in the amount of such indebtedness shall have the right and authority to make the appointment of a successor or substitute Trustee provided for in the preceding sentence. Such appointment and designation by Lender or by the holder or holders of not less than a majority of the indebtedness secured hereby shall be full evidence of the right and authority to make the same and of all facts therein recited. If Lender is a corporation or a nationally chartered bank and such appointment is executed in its behalf by an officer of such corporation or nationally chartered bank, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute Trustee and such successor or substitute shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Lender or of the successor or substitute Trustee, Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Property of Trustee so ceasing to act, together with all rights, powers, privileges, immunities and duties herein conferred upon Trustee, and shall duly assign, transfer and deliver any of the property and monies held by said Trustee hereunder to said successor or substitute Trustee. All references herein to Trustee shall be deemed to refer to Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Borrower hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

         (b) Liability of Trustee. Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or willful misconduct. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from all other monies, and Trustee shall be under no liability for interest on any monies received by him hereunder. Borrower will reimburse Trustee for, and indemnify and save Trustee harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties hereunder.

         (c) Lender and Trustee. Trustee accepts the trusts hereby created and agrees to perform the duties herein required of him upon the terms and conditions hereof. The duties and obligations of the Trustee in respect of this Security Instrument shall be as set forth in this Section 14, including and subject to the following:

                  (A) Except upon the occurrence and during the continuance of an Event of Default that is actually known to Lender:

                                    (1)      Trustee shall undertake to perform
                                             such duties and obligations and
                                             only such duties and obligations as
                                             are specifically set forth in this
                                             Security Instrument and the other
                                             Loan Documents or as otherwise
                                             directed by a letter of direction
                                             from Lender, and no implied
                                             covenants or obligations shall be
                                             read into this Security Instrument
                                             or the other Loan Documents against
                                             Trustee; and

                                    (2)            in the absence of bad faith,
                                             Trustee may conclusively rely, as
                                             to the truth of the statements and
                                             the correctness of the opinions
                                             expressed therein, upon
                                             certificates or opinions furnished
                                             to Trustee and conforming to the
                                             requirements of this Security
                                             Instrument and the other Loan
                                             Documents; but in the case of any
                                             such certificates or opinions which
                                             by any provision hereof or thereof
                                             are specifically required to be
                                             furnished to Lender, Trustee shall
                                             be under a duty to examine the same
                                             to determine whether or not they
                                             conform to the requirements of this
                                             Security Instrument and the other
                                             Loan Documents.

                  (B) Trustee shall exercise the rights and powers vested in Trustee by this Security Instrument and the other Loan Documents with reasonable care.

                  (C) No provision of this Security Instrument shall be construed to relieve the Trustee from liability for its own gross negligence or willful misconduct, including that of its directors, officers, agents and employees, except that

                                    (1)      Trustee shall not be liable for any
                                             error of judgment made in good
                                             faith by Trustee, unless it shall
                                             be proved that Trustee was
                                             negligent in ascertaining the
                                             pertinent facts; and

                                    (2)      Trustee shall not be liable with
                                             respect to any action taken or
                                             omitted to be taken in good faith
                                             in accordance with the direction of
                                             Lender relating to the time, method
                                             and place of conducting any
                                             proceeding for any remedy available
                                             to Trustee, or exercising any trust
                                             or power conferred upon Trustee
                                             under this Security Instrument.

                  (D) Whether or not therein expressly so provided, every provision of this Security Instrument and the other Loan Documents relating to the conduct or affecting the liability of or affording protection to Trustee shall be subject to the provisions of this
         Section 14.

                  (E) No provision of this Security Instrument shall require Trustee to expend or risk his own funds or otherwise incur any personal financial liability in the performance of any of his duties hereunder, or in the exercise of any of his rights or powers, if Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to him.

                      (d) Covenants of Borrower. Borrower hereby covenants and agrees with Trustee and Lender to indemnify Trustee for, and to hold him harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the enforcement of remedies hereunder including the costs and expenses of defending against any claim or liability in connection with the exercise or performance of any of the powers or duties hereunder or thereunder (except any liability incurred by Trustee which is attributable to its gross negligence or willful misconduct).

                      (e) Survival of Borrower Obligations. The obligations of Borrower under this Section 14 to compensate or indemnify Lender and/or Trustee and to pay or reimburse the same for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Security Instrument. When Trustee or Lender incur expenses or render services after an occurrence of an Event of Default, such expenses and compensation shall constitute expenses of administration under any applicable bankruptcy law.

                      (f) Co-Trustees and Additional Trustees. At any time or times, (i) for the purpose of meeting the laws or other legal requirements of any jurisdiction in which any part of a Property may at the time be located, or (ii) if Lender deems it to be necessary or desirable for the protection of its interests, Lender shall have the power to appoint, and upon written request of Lender, Borrower shall for such purpose join with Lender in the execution, delivery and performance of all instruments and agreements reasonably necessary or proper to appoint, one or more Persons approved by Lender either to act as co-Trustee, jointly with Trustee and/or Lender, of all or any part of the Property, or to act as separate Trustee of any such property, in either case with such powers as may be provided in the instrument of appointment which shall expressly designate the property affected and the capacity of the appointee as either a co-Trustee or separate Trustee, and to vest in such person or persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 14. If Borrower does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, Lender alone shall be entitled to make such appointment without further reference to Borrower. Should any written instrument from Borrower be required by any co-Trustee or separate Trustee so appointed for more fully confirming to such co-Trustee or separate Trustee such property, title, right or power, any and all such instruments shall be executed, acknowledged and delivered by Borrower upon request by Lender. If Borrower does not execute and deliver such instrument within five (5) Business Days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, Lender is hereby appointed Borrower's attorney-in-fact and shall be entitled to execute and deliver such instrument for and on behalf of Borrower and in the name of Borrower. Every co-Trustee or separate Trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the same terms as hereinabove set forth for the Trustee.

         IN WITNESS WHEREOF, this Security Instrument has been duly executed by Borrower on the date first hereinabove written.


                               BORROWER:
                               --------

                               SHELBOURNE PROPERTIES II, L.P., a
                               Delaware limited partnership, as successor by merger to High Equity Partners L.P.-Series 86, a Delaware limited partnership

                               By: SHELBOURNE PROPERTIES II GP, LLC,
                               as General Partner

                               By: SHELBOURNE PROPERTIES II, INC., as
                               Sole Member



                               By:    /s/Robert Martin
                                      ------------------------
                               Name:
                               Title:

                               [Seal]


     Witness:  /s/illegible
               ---------------------



     Witness:  /s/illegible
               ---------------------

     STATE OF ____________    )
                              ) ss.
     COUNTY OF ___________    )

         I, ______________________, a Notary Public of the county and state aforesaid, certify that ______________________ personally appeared before me this day and acknowledged that (s)he is the ________________ of Shelbourne Properties II, Inc., the sole member of Shelbourne Properties II GP, LLC, a general partner in Shelbourne Properties II, L.P., a limited partnership, and acknowledged the execution of the foregoing instrument.

         Witness my hand and official seal this the ____ day of ________, 2002.

                                  -------------------------------------
                                  Notary Public


                                    [Notary Seal]         My commission expires:

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                  DEED OF TRUST, SECURITY AGREEMENT, FINANCING
               STATEMENT, FIXTURE FILING AND ASSIGNMENT OF LEASES,
             RENTS AND SECURITY DEPOSITS (MATTHEWS, NORTH CAROLINA)

                                      from

                          SHELBOURNE PROPERTIES II L.P.
                (as successor by merger to High Equity Partners
                 L.P.-Series 86, a Delaware limited partnership)

                                   as Borrower

                                having an address

                  c/o Shearman & Sterling, 599 Lexington Avenue
                          New York, New York 10022-6030

                                       to

                         Chicago Title Insurance Company
                               One Exchange Plaza
                          Raleigh, North Carolina 27602
                                       as
                                     Trustee

                           SHELBOURNE MANAGEMENT LLC,
                                    as Lender

                              having an address at

                     c/o NorthStar Capital Investment Corp.
                         527 Madison Avenue, 16th Floor
                            New York, New York 10022

                  Street Addresses: 10400 E. Independence Blvd.
                            Matthews, North Carolina

                               County: Meckenburg

                          Dated as of February __, 2002

--------------------------------------------------------------------------------

                              Record and Return to:
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                            New York, New York 10036
                           Attention: Randall H. Doud

                                TABLE OF CONTENTS
                                                                            Page

RECITALS.......................................................................1
SECURED INDEBTEDNESS...........................................................1
GRANTING CLAUSES...............................................................2
HABENDUM.......................................................................6

1.       DEFINITIONS...........................................................6
2.       WARRANTY..............................................................8
                  (a)  Title...................................................8
                  (b)  All Property............................................8
                  (c)  Enforceability of Security Instrument...................8
3.       AFFIRMATIVE COVENANTS.................................................9
                  (a)  Payment of Obligations..................................9
                  (b)  Performance and Observance of Covenants.................9
                  (c)  Insurance...............................................9
                  (d)  Maintenance of Validity and Recording...................9
4.       NEGATIVE COVENANTS...................................................10
5.       LICENSE TO COLLECT RENTS.............................................10
6.       SECURITY AGREEMENT...................................................11
7.       LEASE SUBORDINATION AND ATTORNMENT...................................11
                  (a)  Leases To Be Subordinate...............................11
                  (b)  Attornment.............................................12
8.       PROTECTION OF SECURITY; COSTS AND EXPENSES...........................12
9.       LENDER'S RIGHT TO PERFORM............................................13
10.      REMEDIES.............................................................13
                  (a)  Acceleration...........................................13
                  (b)  Entry..................................................13
                  (c)  Phase I Environmental Report...........................14
                  (d)  Power of Sale; Judicial Foreclosure....................15
                  (e)  Specific Performance...................................15
                  (f)  Enforcement of Note....................................15
                  (g)  Sale of Property.......................................15
                  (h)  Voluntary Appearance; Receivers........................17
                  (i)  UCC Remedies...........................................17

                  (j)  Leases.................................................17
                  (k)  Other Rights...........................................17
                  (l)  Retention of Possession................................18
                  (m)  Suits by Lender........................................18
                  (n)  Remedies Cumulative....................................18
                  (o)  Waiver of Rights.......................................18
11.      APPLICATION OF PROCEEDS..............................................19
                  (a)  Sale Proceeds..........................................19
                  (b)  Other Proceeds.........................................19
12.      MISCELLANEOUS........................................................19
                  (a)  CERTAIN WAIVERS........................................19
                  (b)  Notices................................................19
                  (c)  No Oral Modification...................................21
                  (d)  Partial Invalidity.....................................21
                  (e)  Successors and Assigns.................................21
                  (f)  GOVERNING LAW..........................................21
                  (g)  No Waiver..............................................22
                  (h)  Further Assurances.....................................22
                  (i)  Counterparts...........................................22
                  (j)  Merger, Conversion, Consolidation or Succession to
Business of Lender............................................................22
                  (k)  No Endorsement.........................................23
                  (l)  Multisite Real Estate Transaction......................23
13.      STATE LAW PROVISIONS.................................................23
14.      TRUSTEE..............................................................25

EXHIBIT A         LAND